Exhibit 23.

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-98073 of Community Valley Bancorp on Form S-8 of our report, dated February 20, 2004, appearing in the Annual Report on Form 10-K of Community Valley Bancorp for the year ended December 31, 2003.

/s/ Perry-Smith LLP

Sacramento, California
March 26, 2004